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                                                                     EXHIBIT 5.1


                   [PRAGER, METZGER & KROEMER PLLC LETTERHEAD]


                                February 28, 2000



Tarragon Realty Investors, Inc.
280 Park Avenue
East Building, 20th Floor
New York, New York 10017

         RE:      Tarragon Realty Investors, Inc. - Up to
                  2,000,000 shares of 10% Cumulative Preferred
                  Stock, par value $0.01 per share

Ladies and Gentlemen:

         We have acted as counsel for Tarragon Realty Investors, Inc., a Nevada corporation (the "Company" or "Tarragon") in connection with the preparation by the Company of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an offer by the Company to exchange up to an aggregate of 2,000,000 shares of 10% Cumulative Preferred Stock, for up to 2,000,000 shares of Common Stock of the Company pursuant to the "Exchange Offer" described in the Registration Statement.

         As counsel rendering the opinions hereinafter expressed, we have been furnished with and examined the originals or copies certified or otherwise identified to our satisfaction of the following documents and have made no independent verification of the factual matters set forth in such documents:

         1.       Articles of Incorporation of the Company;

         2. Form of Certificate of Designation of Preferences and Relative Participating or Optional or Other Special Rights and Qualifications, Limitations or Restrictions thereof of 10% Cumulative Preferred Stock



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Tarragon Realty Investors, Inc.
February 28, 2000
Page 2


                  (the "Certificate") of Tarragon Realty
                  Investors, Inc.;

         3.       Bylaws of the Company;

         4.       Officer's Certificate dated February 28,
                  2000, certifying to the matters stated
                  therein;

         5. The Registration Statement and any and all exhibits thereto; and

         6.       Such other documents as we have deemed
                  necessary for the expression of the opinions contained herein.

         In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to the various questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of directors, officers or employees or other authorized representatives of the Company, public officials and others without independent check or verification of their accuracy.

         Based upon the foregoing, assuming that the Certificate is filed with the Secretary of State of Nevada as a certificate amendatory to the Articles of Incorporation of the Company, and having due regard for such legal considerations as we have deemed relevant, we are of the opinion that:

                  1. Up to 2,000,000 shares of 10% Cumulative Preferred Stock will have been duly and validly authorized and reserved for issuance and, when issued in the manner contemplated by the Registration Statement in accordance with the terms of the Exchange Offer, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof.



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Tarragon Realty Investors, Inc.
February 28, 2000
Page 3


                  2. Each share of Common Stock received by and accepted by the Company pursuant to the Exchange Offer will constitute, when a share of 10% Cumulative Preferred Stock is issued in exchange therefor, treasury stock of the Company which continues to be fully paid and nonassessable, with no personal liability attaching to the ownership thereof, but will no longer be deemed to be outstanding for purposes of making any determination with respect to voting rights or the establishment of a quorum at meetings of stockholders.

         The members of this firm are admitted to practice only in the State of Texas and are not licensed to practice law in the State of Nevada. Our opinions expressed herein may address certain matters of Nevada law. With respect to opinions involving or based upon the interpretation of the laws of the State of Nevada, we have relied upon, and our opinion is subject to, the limitations and assumptions set forth in the opinion of Lewis and Roca LLP dated February 28, 2000, and addressed to the Company and our firm upon which we are authorized to rely (and which will be filed as Exhibit 5.2 to the Registration Statement). We have made no independent examination of the laws of the State of Nevada.

         This opinion has been furnished to the Company at its request, is rendered solely for its use and may not be relied upon by any other person or for any other purpose without our prior written consent and is rendered as of the date hereof. We do not undertake, and hereby disclaim any obligation to advise anyone of any changes in or new developments which might affect any matters or opinions set forth herein. No member of this firm is an officer or director of the Company.


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Tarragon Realty Investors, Inc.
February 28, 2000
Page 4

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come into the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        PRAGER, METZGER & KROEMER PLLC



                                        By: /s/ Steven C. Metzger
                                            ------------------------------------
                                            Steven C. Metzger, Manager

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